UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 25, 2013

CRIMSON WINE GROUP, LTD.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

000-54866	13-3607383
(Commission File Number)	(IRS Employer Identification No.)

5901 SILVERADO TRAIL NAPA, CA	94558
(Address of Principal Executive Offices)	(Zip Code)

800-486-0503
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 25, 2013, Leucadia National Corporation (“Leucadia”) filed its Annual Report on Form 10-K for the year ended December 31, 2012. Leucadia’s Report contained certain information about Crimson Wine Group, Ltd. (“Crimson” or the “Company”) that was not previously disclosed. Specifically, Note 5 to Leucadia’s consolidated financial statements disclosed that for the year ended December 31, 2012, Crimson had revenues of $48,215,000 and pre-tax income of $5,381,000.

The amounts disclosed for revenues and pre-tax income by Leucadia are determined on a different basis than the amounts that will be disclosed by Crimson when it files its Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 Form 10-K”). With respect to revenues, Leucadia’s disclosure does not include shipping and handling charges, which are included as revenues in Crimson’s consolidated statements of operations. With respect to pre-tax income, the amount disclosed by Leucadia eliminates intercompany transactions, the largest component of which is interest expense on amounts owed to Leucadia. These intercompany transactions are reflected in Crimson’s consolidated statements of operations.

In addition, Leucadia also included disclosure under Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Results of Operations – Other Operations. The disclosure that relates to Crimson is aggregated with other operations of Leucadia, and as such is not presented in full below. However, the disclosure that is presented has been excerpted from Leucadia’s disclosure only to the extent it relates to Crimson:

Revenues and other income for 2012 and 2011 include $9,640,000 and $14,592,000, respectively, of increased revenues at the winery operations; substantially all of the 2012 increase and $9,628,000 of the 2011 increase results from the acquisition of Seghesio Family Vineyards in the second quarter of 2011. The change in selling, general and other expenses for 2012 and 2011 as compared to the prior year also reflects $2,138,000 and $12,152,000, respectively, of greater costs at the winery operations. Selling, general and other expenses also include charges of $1,513,000 in 2010 at the winery operations to reduce the carrying amount of wine inventory.

Crimson is currently in process of preparing its 2012 Form 10-K, which it expects to file upon completion of its annual audit during March 2013. In addition to the differences described above, amounts included in the 2012 Form 10-K could be adjusted for other reasons. Such adjustments, if any, could be material to Crimson, even if they are not material to Leucadia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2013

CRIMSON WINE GROUP, LTD.

By: /s/ Patrick M. DeLong

Name: Patrick M. DeLong

Title: Chief Financial & Operating Officer